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                              SEE LEGEND ON REVERSE
                                USA TECHNOLOGIES

NUMBER                                                                  Warrants

W97-

                             USA TECHNOLOGIES, INC.
        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

           Void After 5:00 p.m. Eastern Standard Time, on July 2, 2002
                       Warrants to Purchase Common Stock
                           of USA Technologies, Inc.

THIS CERTIFIES, that for value received


or registered assigns, is the owner of the number of Common Stock Purchase Warrants set forth above (subject to adjustment as referred to below), each of which represents the right at any time prior to the Expiration Date (as hereinafter defined), to purchase one fully paid and nonassessable share of the Common Stock, no par value ("Common Stock"), of USA Technologies, Inc., a Pennsylvania corporation (the "Company"), at the price of $.20 per share through August 31, 1997, and $.40 per share thereafter (subject to adjustment as referred to below) (as it may be adjusted from time to time, the "Warrant Price"), subject to the terms and conditions hereof and of the Warrant Agreement (as hereinafter defined). Each such purchase to be made, and to be deemed effective for the purpose of determining the date of exercise hereof, only upon surrender of this Warrant Certificate to the Company at the office in New York, New York, of the American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") (or any successor Warrant Agent), with the form of Election to Exercise on the reverse hereof duly completed and executed and upon simultaneous payment, to the Warrant Agent for the account of the Company, in cash or by certified or bank cashier's check, of the exercise price as provided in the Warrant Agreement and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Each Warrant may be exercised on any Business Day (as hereinafter defined) on or after April 8, 1997, and on or before 5:00 p.m., Eastern Standard Time, on July 2, 2002 (the "Expiration Date"). After the Expiration Date, any previously unexercised Warrants shall be void, have no value, and be of no further effect.
         This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of April 8, 1997, (herein called the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms of the Warrant Agreement, to all of which terms every holder of this Warrant Certificate consents by acceptance hereof. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent. The number of shares of Common Stock which may be purchased upon the exercise of the Warrants represented hereby and the purchase price per share upon such exercise shall be subject to adjustment from time to time as provided in
Section 9 of the Warrant Agreement.
         The Company shall not be required upon the exercise of the Warrants represented hereby to issue fractions of shares but in lieu thereof the Company shall pay in cash an appropriate amount for any fraction of a share based upon the last reported sales price of the Common Stock on the trading day immediately preceding the date of exercise (all as computed in the Warrant Agreement). If the Warrants represented hereby shall be exercised in part, the registered holder hereof shall be entitled to receive, upon surrender hereof, a new Warrant Certificate for the number of Warrants not exercised as provided in the Warrant Agreement
         This Warrant Certificate may be exchanged at the office in New York, New York of the Warrant Agent (or at the office of its successsor as Warrant Agent), either separately or in combination with other Warrant Certificates, for new Warrant Certificates representing the same aggregate number of Warrants as were evidenced by the Warrant Certificate or Warrant Certificate exchanged, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

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         This Warrant Certificate is transferable at the office in New York,
New York, of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant Certificate that until the registration of transfer of this Warrant Certificate is effected on the books of the Warrant Agent, the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner of the Warrants represented hereby for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
         This Warrant Certificate does not entitle the registered holder hereof to any of the rights of a stockholder of the Company.
         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its President, by manual or facsimile signature and a facsimile of its corporate seal to be affixed or imprinted hereon, attested by its Secretary, by manual or facsimile signature.

Dated:                        USA TECHNOLOGIES, INC.      USA TECHNOLOGIES, INC.
                                 CORPORATE SEAL
                                      1992                BY
                                  PENNSYLVANIA
                                       *
                                                          Secretary


                                                          BY


                                                          President

COUNTERSIGNED
                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                                AS WARRANT AGENT
BY

                                                              AUTHORIZED OFFICER


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THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AS WELL AS THE COMMON STOCK
UNDERLYING THE WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH WARRANTS AND THE COMMON STOCK UNDERLYING THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

                               SUBSCRIPTION FORM
                   (To Be Executed Upon Exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise ________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of
________________________________________________________________________________
                                     (Name)
________________________________________________________________________________
                                   (Address)
________________________________________________________________________________
                 (Social Security or other identifying number)

and be delivered to
________________________________________________________________________________
                                     (Name)
________________________________________________________________________________
                                   (Address)
________________________________________________________________________________

         Notice: The signature on this subscription form must correspond with the name as written upon the face of the within Warrant, or upon the assignment form on the reverse thereof, in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a bank, other than a savings bank, or trust company having an office or correspondent in New York, New York, or by a firm having membership on a registered national securities exchange and an office in New York, New York.

Signature:_______________________________

                                           _____________________________________
                                                    Signature Guarantee
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                                   ASSIGNMENT

         For value received,______________________________________ hereby sells,

assigns and transfers unto __________________________________________Warrants represented by the within Warrant Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint

____________________________________________ attorney, to transfer this Warrant
Certificate on the books of the within-named company, with full power of substitution.

Dated:______________________________,  19___

                   _________________________________________
                          Signature of Warrant Holder

                   _________________________________________
                         Printed Name of Warrant Holder

                   _________________________________________
                             Social Security Number

                                        ________________________________________
                                                  Signature Guarantee
________________________________________________________________________________
         Notice: The signature on this subscription form must correspond with the name as written upon the face of the within Warrant, or upon the assignment form on the reverse thereof, in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a bank, other than a savings bank, or trust company having an office or correspondent in New York, New York, or by a firm having membership on a registered national securities exchange and an office in New York, New York.

IMPORTANT: SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A COMMERCIAL BANK OR A TRUST COMPANY.